EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF OAKRIDGE INTERNATIONAL CORPORATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Oakridge International Corporation a Nevada corporation (the "Company") on Form 10-Q for the three months period ending September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Herbert Ying Chiu Lee, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Oakridge International Corporation, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
Dated: November 13, 2013 /s/ Herbert Ying Chiu Lee Herbert Ying Chiu Lee (Chief Executive Officer)